SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 12, 2007

ARQULE, INC.

(Exact Name of Issuer as Specified in Charter)

Delaware	000-21429	04-3221586
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

19 Presidential Way

Woburn, MA

(Address of principal executive offices)

01801

(Zip code)

(781) 994-0300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On July 12, 2007, the Board of Directors of ArQule, Inc. (the “Registrant”), in accordance with a previously announced transition plan, authorized termination of the consulting arrangement by which Richard H. Woodrich serves as the Registrant’s Acting Chief Financial Officer and Treasurer.  The arrangement will terminate August 31, 2007.

(c)  On July 12, 2007, the Board of Directors of the Registrant also designated Peter S. Lawrence, the Registrant’s Executive Vice President, Chief Business Officer, General Counsel and Secretary,  as its “principal financial officer”; and Robert J. Weiskopf, the Registrant’s Vice President of Finance and Corporate Controller, as its “principal accounting officer” for purposes of signing periodic reports and other filings with the United States Securities and Exchange Commission, effective September 1, 2007.  Mr. Weiskopf will also serve as the Registrant’s Treasurer commencing September 1, 2007.

Mr. Weiskopf (Age: 56) is the Registrant’s Vice President of Finance and Corporate Controller.  Prior to joining the Registrant in February 2007, he served as a financial consultant to the Registrant for three months.  Before that, Mr. Weiskopf was Chief Financial Officer of Aware Inc. from 2004 until 2006.  Prior to that, Mr. Weiskopf was Director of Finance at Lightbridge, Inc. from 2000 to 2004.  Mr. Weiskopf is a Certified Public Accountant and holds a B.S.B.A. and M.S.B.A. in accounting from the University of Massachusetts at Amherst.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARQULE, INC.
(Registrant)

/s/ Peter S. Lawrence
Peter S. Lawrence
Executive Vice President, Chief Business Officer, General Counsel and Secretary

July 17, 2007